                                                                    EXHIBIT 11.0



                             BTU INTERNATIONAL, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                  (Dollars in Thousands, except per share data)



                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                         2002                2001               2000
                                                         ----                ----               ----
Net (loss) income ............................       $    (7,072)        $    (3,747)        $    5,422
Net (loss) income applicable to
  common stockholders ........................       $    (7,072)        $    (3,747)        $    5,422
                                                     ===========         ===========         ==========

Weighted average number of shares outstanding:
   Basic Shares ..............................         6,886,240           6,928,054          6,875,793

   Effect of Dilutive Options ................                 0                   0            402,107
                                                     -----------         -----------         ----------
   Diluted Shares ............................         6,886,240           6,928,054          7,277,900
                                                     ===========         ===========         ==========

Earnings (loss) Per Share:
   Basic .....................................       $     (1.03)        $     (0.54)        $     0.79
                                                     -----------         -----------         ----------
   Diluted ...................................       $     (1.03)        $     (0.54)        $     0.74
                                                     -----------         -----------         ----------
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